Exhibit 10.26

CAMDEN NATIONAL CORPORATION
AMENDED AND RESTATED
LONG-TERM PERFORMANCE SHARE PLAN
1.Purpose. This Plan is intended to create incentives for certain executive officers of the Company to allow the Company to attract and retain in its employ persons who will contribute to the future success of the Company. It is further the intent of the Company that Awards made under this Plan will be used to achieve the twin goals of (i) aligning executive incentive compensation with increases in stockholder value and (ii) using equity compensation as a tool to retain key employees. This Plan shall be a component plan of the 2012 Incentive Plan and any Shares awarded under this Plan shall reduce the number of Shares available for use under the 2012 Incentive Plan. Except as explicitly provided herein, this Plan shall be subject to and governed by all the terms and conditions of the 2012 Incentive Plan. Capitalized terms in this Plan shall have the meaning specified in the 2012 Incentive Plan.
2.Definitions. Capitalized terms used and not otherwise defined herein or in the 2012 Incentive Plan shall have the meanings set forth below:
2.1    “2012 Incentive Plan” shall mean, the Camden National Corporation 2012 Equity and Incentive Plan, as amended from time to time.
2.2    “Award” shall mean, for any Participant, the actual payment in Shares at the end of a Long-Term Performance Period.
2.3    “Change of Control” shall have the meaning provided in the 2012 Incentive Plan.
2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5    “Core Return on Average Tangible Equity” or “ROATCE”, for a Long-Term Performance Period or a portion thereof, shall mean the Company’s net income adjusted for intangible asset amortization and non-recurring items as a percentage of average shareholders’ equity less goodwill and other intangible assets.
2.6    “Core Return on Diluted Earnings Per Share” or “Core EPS”, for a Long-Term Performance Period or a portion thereof, shall mean the Company’s net income adjusted for non-recurring items divided by diluted shares outstanding.
2.7    “Effective Date” shall mean, with respect to this amendment and restatement of the Plan, January 1, 2015, and with respect to the original Plan, January 1, 2005 (amendments to the Plan shall be effective as indicated therein).
2.8    “Efficiency Ratio” or “ER”, for a Long-Term Performance Period or a portion thereof, shall mean the Company’s non-interest expense divided by the Company’s fully tax equivalent net interest income and non-interest income. Non-interest expense and non-interest income shall exclude security gains and losses and material non-recurring events.
2.9    “Fiscal Year” shall mean the fiscal year of the Company, which is the 12-month period ending December 31 of each year.

Exhibit 10.26

2.10    “Long-Term Performance Period” shall mean a period of three consecutive Fiscal Years beginning on the January 1 of the first year of such Long-Term Performance Period. A Long-Term Performance Period shall terminate prior to the expiration of three consecutive Fiscal Years to the extent required pursuant to Section 6.3 hereof.
2.11    “Net Income Growth” for a Long-Term Performance Period shall mean the compound annual growth rate of the Company’s net income over the Long-Term Performance Period. Non-interest income and non-interest expense shall exclude material non recurring events.
2.12    “Non-Performing Asset Ratio” shall mean non-performing assets (which includes non-accrual loans, loans over 90 days past due still accruing, other real estate owned and repossessed assets) as a percentage of total assets.
2.13    “Participant” shall mean an executive officer of the Company designated by the Committee pursuant to Section 4 to participate in the Plan with respect to a Long-Term Performance Period.
2.14    “Performance Measures”, for any Long-Term Performance Period, shall mean
For Long-Term Performance Periods beginning on or after January 1, 2013, Efficiency Ratio, Non-Performing Asset Ratio, Net Income Growth, Return on Average Equity, Revenue Growth, and/or Tangible Book Value Per Diluted Share, as determined by the Committee in its discretion
For Long-Term Performance Periods beginning on or after January 1, 2015, Core Return on Average Tangible Equity, Core Return on Diluted Earnings Per Share, Efficiency Ratio and/or Non-Performing Asset Ratio, as determined by the Committee in its discretion.
2.15     “Plan” shall mean the Camden National Corporation Amended and Restated Long-Term Performance Share Plan, as amended from time to time.
2.16    “Retirement” shall mean an employee’s bona fide retirement from the Company provided that at the time of such retirement (a) such employee is in good standing, and (b) has attained age 55 with at least 10 years of employment with the Company or has attained age 65 with at least five years of employment with the Company.
2.17    “Return on Average Equity” or “ROAE” for a Long-Term Performance Period shall mean (i) the Company’s net income after taxes for each Fiscal Year during such Long-Term Performance Period, divided by (ii) the Company’s average equity during such Long-Tern Performance Period, in each case as reported in the Company’s annual reports on Form 10-K for the Fiscal Years included in such Long-Term Performance Period.
2.18    “Revenue Growth” or “Compound Annual Growth Rate” or “CAGR” for a Long-Term Performance Period shall mean the compound annual growth rate of the Company’s revenues (i.e., the Company’s fully tax equivalent net interest income and non-interest income) over the Long-Term Performance Period. Non-interest income shall exclude material non recurring events and security gains and losses.
2.19    “Share” shall mean a share of common stock, no par value, of the Company.

Exhibit 10.26

2.20    “Tangible Book Value Per Diluted Share” or “TBV” for a Long-Term Performance Period shall mean the Company’s tangible book value per diluted share as of the end of such Long-Tern Performance Period, calculated by dividing (i) the Company’s tangible book value (i.e., total assets less total liabilities, less goodwill, and less core deposit intangibles) as of the end of such Long-Term Performance Period (ii) by the total amount of common shares outstanding on a fully diluted basis as of the end of such Long-Term Performance Period, in each case as reported in the Company’s annual report on Form 10-K for the year that ends simultaneously with (or that includes the last day of) such Long-Term Performance Period.
2.21    “Target Award” shall mean, for any Participant, a percentage of his or her base salary at the beginning of the Long-Term Performance Period.
3.Administration. The Committee shall have sole discretionary power to interpret the provisions of this Plan, to administer and make all decisions and exercise all rights of the Company with respect to this Plan. The Committee shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of the Awards to be paid to Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid pursuant to the Plan. The Committee’s exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and the 2012 Incentive Plan, and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced, provided that it is not arbitrary, capricious or fraudulent.
4.Eligibility. For each Long-Term Performance Period, the Committee in its discretion shall select those executive officers who shall be Participants. The selection of an individual to be a Participant in any one Long-Term Performance Period does not entitle the individual to be a Participant in any other Long-Term Performance Period. Subject to Section 7 hereof, the Committee may permit an executive, including a newly hired or promoted executive, to become a Participant after the Long-Term Performance Period has begun. Such Participant shall receive a pro-rated Target Award based on his or her period of participation.
5.Performance Measures and Awards.
5.1    Performance Measures. Within the first 180 days of a Long-Term Performance Period, the Committee shall establish the performance share matrix with the Performance Measures for the Long-Term Performance Period. The established matrix shall be set forth in Exhibit A.
5.2    Granting of Awards. The Committee shall assign each Participant a Target Award for the Long-Term Performance Period.
5.3    Nature of Awards. The Target Awards granted under this Plan shall be used solely as a device for the measurement and determination of Awards that may potentially be made to each Participant as provided herein. Awards shall not constitute or be treated as property or as a trust fund of any kind or as capital stock of the Company, stock options or other form of equity or security until they are paid to Participants in the form of Shares.
5.4    Performance-based Awards to Covered Employees. To the extent any Award granted hereunder is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations issued thereunder, such Award shall comply with Section 11 of the 2012 Incentive Plan.

Exhibit 10.26

6.Payment of Awards.
6.1    Committee Certification. No Participant shall receive an Award of any Shares under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Measure with respect to the Long-Term Performance Period has in fact been satisfied. No payments shall be made if the Performance Measure has not been met for the Long-Term Performance Period. If each of the Performance Measures has been met, the amount of the actual Award will be made pursuant to the provisions of Section 6.2.
6.2    Award to Participants at End of Long-Term Performance Period. At the end of each Long-Term Performance Period, if each Performance Measure equals or exceeds the threshold set forth in Exhibit A, then each Participant shall receive an Award in accordance with the matrix in Exhibit A. The Award for a Long-Term Performance Period shall be paid to such Participant in Shares during the first three months of the first Fiscal Year commencing after the end of such Long-Term Performance Period. The conversion of dollar amounts into Shares will be based on the market value of a Share on the first day of the relevant Long-Term Performance Period. Shares will be issued from the 2012 Stock Incentive Plan.
6.3    Change of Control. Notwithstanding anything to the contrary elsewhere herein, if a Change of Control shall occur, (a) each Long-Term Performance Period that has not yet ended shall end as of the date the Change of Control occurs and Awards shall be calculated for each such Long-Term Performance Period as of such date based on the Company’s performance through such date and (b) all Participants who are employed by the Company on the date the Change of Control occurs shall receive a pro rata Award based on such shortened Long-Term Performance Period (or, in the discretion of the Committee, the cash value of such pro rata Award), if any, as soon as practicable. Notwithstanding the foregoing, in the event a Participant experiences a Termination of Service within six months after such Change of Control and such Termination of Service is in connection with such Change of Control, then such Participant shall be entitled to an additional Award under this Plan at such time in an amount equal to the excess, if any, of the amount determined pursuant to the preceding sentence (assuming the amount in (a) was calculated based on Superior Target), over the amount determined pursuant to the preceding sentence (assuming the amount in (a) was calculated based on the Company’s actual performance.
7.Forfeiture; Retirement. Unless otherwise determined by the Committee, a Participant who experiences a termination of Service for any reason (other than Retirement) prior to the actual payment of the Awards under Section 6.2 above shall forfeit all rights to the Target Award which might otherwise have been granted to him. Unless otherwise determined by the Committee, a Participant whose employment with the Company terminates due to such Participant’s Retirement prior to the actual payment of the Awards under Section 6.2 above shall receive a pro rata Award. Such Award shall be based on the entire Long-Term Performance Period and shall be pro-rated based on the portion of the relevant Long-Term Performance Period during which such Participant was an employee of the Company. Any such pro rata Award shall be paid during the first three months of the first Fiscal Year commencing after the end of such Long-Term Performance Period.
Anything herein to the contrary notwithstanding, if at the time of the Participant’s separation from service within the meaning of Section 409A of the Code, the Participant is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment that the Participant becomes entitled to under this Plan is considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earlier of (i) six months after the Participant’s separation from

Exhibit 10.26

service, or (ii) the participant’s death. It is intended that this Plan will be administered in accordance with Section 409A of the Code.
8.Amendment or Termination of Plan. The Company may amend or terminate this Plan at any time or from time to time; provided, however, that such amendment or termination shall comply with Section 18 of the 2012 Incentive Plan.
9.Limitation of Company’s Liability. Subject to its obligation to make payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is under no obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant, beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder.
10.Withholding of Tax. Anything to the contrary notwithstanding, all payments of Awards required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation. Withholding will be made in the form of Shares unless expressly indicated otherwise by the Participant.
11.Assignability. Except as otherwise provided by law, no benefit hereunder shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.
12.No Contract for Continuing Services. This Plan shall not be construed as creating any contract for continued services between the Company and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of the Company.
13.Governing Law. This Plan shall be construed, administered, and enforced in accordance with the laws of the State of Maine.
14.Non-Exclusivity. The Plan does not limit the authority of the Company, the Committee, or any subsidiary of the Company, to grant Awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Measures used under the Plan.

CAMDEN NATIONAL CORPORATION

Witness: _______________________	By: _______________________________
Name: Title:

Date: ______________________________